UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2024

EZFILL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 NW 183rd Street, Miami, Florida 33169

(Address of principal executive offices, including Zip Code)

305 -791-1169

(Registrant’s telephone number, including area code)

2999 NE 191st Street, Ste 500, Aventura Florida 33180

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EZFL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Promissory Note dated December 2, 2024:

On December 2, 2024, EzFill Holdings, Inc. (the “Company”) and NextNRG Holding Corp. (formerly Next Charging, LLC) (“Next”) entered into a promissory note (the “December 2 Note”) for the sum of $715,000 (the “Loan”) to be used for the Company’s working capital needs. The December 2 Note has an original issue discount (“OID”) equal to $65,000. The unpaid principal balance of the December 2 Note has a fixed rate of interest of 8% per annum.

Unless the December 2 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the December 2 Note, along with accrued interest, will be due and payable in full on December 2, 2025.

If the Company defaults on the December 2 Note, the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due. Upon default, Next will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the December 2 Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price shall equal the greater of the average VWAP over the five (5) Trading Day period prior to the conversion date; or $0.70 (the “Floor Price”). Notwithstanding the foregoing, the conversion price shall not exceed the closing price of the Company’s Common Stock on the Nasdaq Capital Market on the date of the December 2 Note.

The Company and Next have agreed that the total cumulative number of common stock issued to Next under this Note, together with all other transaction documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following shareholder approval. If the Company is unable to obtain shareholder approval to issue common stock to Next in excess of the Nasdaq 19.99% Cap, then any remaining outstanding balance of this December 2 Note must be repaid in cash at the request of Next.

The December 2 Note contains a protection for Next in the event the Company effectuates a split of its common stock. In the event of a stock split, if the December 2 Note is issued and outstanding and has not been converted, then the number of shares and the price for any conversion under the December 2 Note will be adjusted by the same ratios or multipliers of, any such subdivision, split, reverse split.

The information set forth above is qualified in its entirety by reference to the December 2 Note, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Promissory Note dated December 3, 2024:

On December 3, 2024, EzFill Holdings, Inc. (the “Company”) and NextNRG Holding Corp. (formerly Next Charging, LLC) (“Next”) entered into a promissory note (the “December 3 Note”) for the sum of $275,000 (the “Loan”) to be used for the Company’s working capital needs. The December 3 Note has an original issue discount (“OID”) equal to $25,000. The unpaid principal balance of the December 3 Note has a fixed rate of interest of 8% per annum.

Unless the December 3 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the December 3 Note, along with accrued interest, will be due and payable in full on December 3, 2025.

If the Company defaults on the December 3 Note, the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due. Upon default, Next will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the December 3 Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price shall equal the greater of the average VWAP over the five (5) Trading Day period prior to the conversion date; or $0.70 (the “Floor Price”). Notwithstanding the foregoing, the conversion price shall not exceed the closing price of the Company’s Common Stock on the Nasdaq Capital Market on the date of the December 3 Note.

The Company and Next have agreed that the total cumulative number of common stock issued to Next under this Note, together with all other transaction documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following shareholder approval. If the Company is unable to obtain shareholder approval to issue common stock to Next in excess of the Nasdaq 19.99% Cap, then any remaining outstanding balance of this December 3 Note must be repaid in cash at the request of Next.

The December 3 Note contains a protection for Next in the event the Company effectuates a split of its common stock. In the event of a stock split, if the December 3 Note is issued and outstanding and has not been converted, then the number of shares and the price for any conversion under the December 3 Note will be adjusted by the same ratios or multipliers of, any such subdivision, split, reverse split.

The information set forth above is qualified in its entirety by reference to the December 3 Note, which is incorporated herein by reference and attached hereto as Exhibit 10.2.

Michael Farkas is the chief executive officer and the controlling shareholder of Next (the “CEO”). The CEO is also the beneficial owner of approximately 70% of the Company’s issued and outstanding common stock. As previously reported on a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on August 16, 2023 and on November 8, 2023, the Company, the members of Next (a limited liability company at the time of such filings) and the CEO (the managing member of Next at the time), as an individual and also as the representative of the members of Next, entered into an Exchange Agreement (the “Exchange Agreement”), pursuant to which the Company agreed to acquire from such members of Next 100% of the membership interests of Next in exchange for the issuance by the Company to the members of Next of shares of common stock, par value $0.0001 per share, of the Company. Additionally and as previously reported on a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on June 14, 2024, a second amended and restated exchange agreement to the Exchange Agreement was entered into between the Company, the shareholders of Next and the CEO to reflect the conversion of Next Charging, LLC to NextNRG Holding Corp., a corporation organized in the State of Nevada (the “Second Amended and Restated Exchange Agreement”).

Additionally, and as previously reported on a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on July 22, 2024, the first amendment to the second amended and restated exchange agreement was entered into between the Company and the CEO as the representative of the shareholders of Next (“Shareholders’ Representative”). The first amendment provides that, in the event that the Company at any time prior to the Closing undertakes any forward split of the Common Stock, or any reverse split of the Common Stock, any references to numbers of shares of Common Stock as set forth in the Second Amended and Restated Exchange Agreement shall be deemed automatically updated and amended at such time to equitably account therefor. Further, in the event the Company undertakes any forward split of the Common Stock or any reverse split of the Common Stock following the Closing, any references to any of numbers of Exchange Shares as set forth in the Second Amended and Restated Exchange Agreement shall be deemed similarly automatically adjusted to the extent still applicable, including, without limitation to the numbers of Exchange Shares vesting or being forfeited pursuant to the terms and conditions of the Second Amended and Restated Exchange Agreement.

On September 25, 2024, the Company and the Shareholders’ Representative entered into the second amendment to the Second Amended and Restated Exchange Agreement (“Second Amendment Agreement”) to change the number of the Company’s common stock shares to be issued to the shareholders of Next by the Company in exchange for 100% of the shares of Next to 100,000,000 shares of the Company’s common stock. The Second Amendment Agreement also provides that in the event NextNRG completes the acquisition of STAT-EI, Inc. (“SEI” or “STAT”), prior to the closing, then 50,000,000 shares will vest on the closing date, and the remaining 50,000,000 shares will be subject to vesting or forfeiture (such shares subject to vesting or forfeiture, the “Restricted Shares”). Next completed the acquisition of SEI on January 19, 2024, and thus 50,000,000 shares will vest on the closing date, and 50,000,000 Restricted Shares will be subject to vesting or forfeiture. 25,000,000 of the 50,000,000 Restricted Shares will vest, if at all, upon the Company commercially deploying the third solar, wireless electric vehicle charging, microgrid, and/or battery storage system (such systems as more specifically defined under the Exchange Agreement) and 25,000,000 of the 50,000,000 Restricted Shares will vest, if at all, upon the Company either reaching annual revenues exceeding $100 million, the Company completing projects with deployment costs greater than $100 million, or the Company completing a capital raise greater than $25 million. The Second Amendment Agreement also provides that prior to the closing, Next may issue additional shares of Next stock to one or more additional persons and, in such event, such persons will execute a joinder to the Exchange Agreement and will become a party thereto. In addition, prior to the closing, subject to the approval of the Shareholders’ Representative, certain shareholders of Next may transfer their shares of Next stock to persons who are currently shareholders of Next or who would become new shareholders of Next. The Second Amendment Agreement also provides that the Company will undertake such actions as needed to obtain the approval of the stockholders of the Company for the adoption and approval of the Exchange Agreement, as amended, and the transactions contemplated thereby including the issuance of the Company’s common stock thereunder.

Upon occurrence of the Closing, Next will become a wholly-owned subsidiary of the Company. As of the date of this Current Report on Form 8-K, the Closing has not occurred.

Item 3.02. Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information contained in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Promissory Note dated December 2, 2024 between EzFill Holdings, Inc. and NextNRG Holding Corp.
10.2	Promissory Note dated December 3, 2024 between EzFill Holdings, Inc. and NextNRG Holding Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2024

EZFILL HOLDINGS, INC.

By:	/s/ Yehuda Levy
Name:	Yehuda Levy
Title:	Interim Chief Executive Officer